Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 447 to the Registration Statement on Form N-1A of Fidelity Salem Street Trust: Fidelity Series Government Money Market Fund of our report dated October 15, 2018; Fidelity Short-Term Bond Fund and Fidelity Corporate Bond Fund of our reports dated October 16, 2018; Fidelity Investment Grade Bond Fund of our reports dated October 18, 2018; and Fidelity Series Investment Grade Bond Fund, Fidelity Series Short-Term Credit Fund, Fidelity Flex Short-Term Bond Fund and Fidelity Flex U.S. Bond Index Fund of our reports dated October 19, 2018, relating to the financial statements and financial highlights included in the August 31, 2018 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Boston, Massachusetts October 24, 2018